ASSET ALLOCATION TRUST

WELLS FARGO ADVANTAGE GLOBAL DIVIDEND OPPORTUNITY FUND

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND

WELLS FARGO ADVANTAGE UTILITIES & HIGH INCOME FUND

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

Code of Ethics

Policy on Personal Securities Transactions

Revised

June 3, 2013

Table of Contents

1.ation:none'>       Overview.. 1

1.1         Code of Ethics. 1

1.2         Standards of Business Conduct 1

1.3         Your Duties. 1

1.4         Our Duties and Responsibilities to You. 2

2.ation:none'>       Trading on Insider Information. 2

2.1         What is Insider Trading?. 3

2.2         Using Non-Public Information about an Account or our Advisory Activities. 3

3.ation:none'>       Personal Securities Transactions. 4

3.1         Avoid Conflicts of Interest 4

3.2         Reporting Person. 4

3.3         Reporting Personal Securities Transactions. 5

3.4         New Accounts. 6

3.5         Reports of the CCO. 6

3.6         Your Reports are Kept Confidential 6

3.7         Exceptions to Reporting. 6

3.8         Summary of What You Need to Report 7

4.ation:none'>       Trading requirements, restrictions and Employee Compensation Accounts. 8

4.1         Pre‑Clearance Requirements for Reporting Persons. 8

4.2         How to Pre‑Clear Personal Securities Transactions. 9

4.3         Trading Restrictions and Prohibitions. 9

4.4         Ban on Short-Term Trading Profits. 12

4.5         Employee Compensation Related Accounts. 12

4.6         Your Reports are Kept Confidential 15

5.ation:none'>       Code Violations. 15

5.1         Investigating Code Violations. 15

5.2         Penalties. 15

5.3         Your Obligation to Report Violations. 15

5.4         Exceptions to the Code. 15

6.ation:none'>       Annual Written Reports to the Boards of Trustees. 16

7.ation:none'>       Record Retention. 16

Appendix A Definitions. 17

Appendix B Acknowledgement And Certification. 21

Appendix C Quarterly Personal Securities Transactions Report. 22

Appendix D Initial Holdings Report. 23

Appendix E Annual Holdings Report. 24

1.     Overview

1.1     Code of Ethics

Asset Allocation Trust, Wells Fargo Advantage Income Opportunities Fund, Wells Fargo Advantage Multi-Sector Income Fund, Wells Fargo Advantage Global Dividend Opportunity Fund and Wells Fargo Advantage Utilities & High Income Fund, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (including all “feeder funds” of Wells Fargo Master Trust that are advised or administered by Wells Fargo Funds Management, LLC (“Funds Management”), or, “feeder funds” of  Asset Allocation Trust, advised by Grantham, Mayo, Van Otterloo & Co., LLC (“GMO”), each an investment adviser registered under the Investment Advisers Act of 1940 (“Advisers Act”), or an affiliate thereof) (each, including the series thereof, a “Wells Fargo Advantage Fund” and collectively, the “Wells Fargo Advantage Funds”), all registered investment companies under the Investment Company Act of 1940 (the “1940 Act”), adopt this Code of Ethics (the “Code”) pursuant to Rule 17j‑1 under the 1940 Act.  The Code outlines the policies and procedures to follow and the guidelines that govern Personal Securities Transactions.

The Wells Fargo Advantage Funds are committed to maintaining the highest ethical standards.  The Wells Fargo Advantage Funds have a no tolerance policy for dishonesty, self-dealing and trading on material, Non-Public Information.

Each Reporting Person, as defined below, is required to read the Code annually.  Additionally, each Reporting Person must certify upon receiving the Code (or any new copy of a revised Code pursuant to Section 1.3 below) that he or she has received, read, understands, and is subject to the Code’s provisions and reporting requirements.

1.2     Standards of Business Conduct

You must always observe the highest standards of business conduct and follow all applicable laws and regulations. You may never:

·         Use any device, scheme or artifice to defraud the Wells Fargo Advantage Funds;

·                     Make any untrue statement of a material fact to the Wells Fargo Advantage Funds or mislead the Wells Fargo Advantage Funds by omitting to state a material fact;

>                     Engage in any act, practice or course of business that would defraud or deceive the Wells Fargo Advantage Funds;

                     Engage in any manipulative practice with respect to the Wells Fargo Advantage Funds;

                     Engage in any inappropriate trading practices, including price manipulation; or

                     Engage in any transaction that may give the appearance of impropriety.

1.3     Your Duties

You have a duty of loyalty to the shareholders of the Wells Fargo Advantage Funds.  That means you always need to act in the best interests of the Wells Fargo Advantage Funds.  You must never do anything that allows (or appears to allow) you to inappropriately benefit from your relationships with the Wells Fargo Advantage Funds.

You cannot engage in activities such as self‑dealing and must disclose all conflicts of interest between the interests of the Wells Fargo Advantage Funds and your personal interests to the Compliance Department.

As a person subject to this Code, you must:

·         Be ethical;

·         Act professionally;

·         Exercise independent judgment;

·         Comply with all applicable Federal Securities Laws;

·         Comply with all applicable laws (U.S. Foreign Corrupt Practices Act

·         (FCPA), the UK Bribery Act 2010 (Bribery Act), and other foreign laws) prohibiting bribery of government officials or other third parties;1Adhere to all Wells Fargo Advantage Funds policies;

·         Avoid conflicts of interest, and situations which create the perception of a conflict of interest.  A conflict of interest exists when financial or other incentives motivates a person to place their or Wells Fargo’s interest ahead of our customer.

·         Promptly report violations or suspected violations of the Code to the Compliance Department;

·         Cooperate fully, honestly and in a timely manner with an Risk & Compliance Department investigation or inquiry.

1.4     Our Duties and Responsibilities to You

To help you comply with this Code, the CCO and Compliance Department will:

         Notify you in writing of the Code reporting requirements.

         Make a copy of the Code available and require certification that you have read, understand, and will abide by the Code.

         Make available a revised copy of the Code if there are any material amendments to it and require you to certify receipt and understanding of the revised Code.

         Periodically compare all reported Personal Securities Transactions with the portfolio transactions report of the Wells Fargo Advantage Funds.  Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

         Review the Code at least once a year to assess its adequacy and effectiveness.

2.     Trading on Insider Information

The law requires there to be written policies and procedures with enforcement to prevent Reporting Persons from misusing material, non-public information.  FMG does this by:

·         Limiting access to files likely to contain non-public information,

·         Restricting or monitoring trades, including trades in securities about you might have non-public information, and

·         Providing continuing education programs about insider trading.

WARNING!

Insider trading is illegal. You could go to prison or be forced to pay a large fine for participating in insider trading.  Wells Fargo could also be fined for your actions.

What is Insider Trading?

Insider trading is generally defined as occurring when a person has possession of material, non-public information about an issuer and engages in a Personal Securities Transaction involving securities issued by the issuer, or discloses the information to others who then trade in the issuer’s securities.

Information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act.  Information is considered non-public when it has not been made available to investors generally.  Information becomes public once it is publicly disseminated.  Limited disclosure does not make the information public (for example, if an insider makes information available to a select group of individuals, it is not public).

Examples of illegal and prohibited insider trading and related activity include, but are not limited to, the following:

         Tippingof material, non-public information is illegal and prohibited.   Tipping occurs when non‑public information about an issuer is given to someone else who then trades in securities of the issuer.

         Front running is illegal and prohibited.  Front running is trading ahead of an Account in the same or equivalent security (such as options) in order to make a profit or to avoid a loss.

         Scalpingis illegal and prohibited.  Scalping is purchasing or selling a security (or an equivalent security) for a personal account prior to a recommend/buy or recommend/sell that security or equivalent for an Account.

Using Non-Public Information about an Account or our Advisory Activities

You may not:

         Share with any other person (unless permitted or required by law, it’s necessary to carry out duties and appropriate confidentiality protections are in place, as necessary) any non-public information about an Account, including:

   Any securities holdings or transactions of an Account;

   Any securities recommendation made to an Account;

>   Any securities transaction (or transaction under consideration) by an Account, including information about actual or contemplated investment decisions;

   Any changes to portfolio management teams of Reportable Funds;

    any information about planned mergers or liquidations of Reportable Funds; and

    Any Management Valuation Team proceedings and plans for future actions (either through attendance at, or receipt of the output from, such proceedings).

         Use any non-public information regarding an Account in any way that might compete with, or be contrary to, the interest of such Account.

         Use any non-public information regarding an Account in any way for personal gain.

NOTE:  Registered Representatives of the Distributor may have other requirements and limitations set forth in the Written Supervisory Procedures.

3.     Personal Securities Transactions

3.1     Avoid Conflicts of Interest

When engaging in Personal Securities Transactions, there might be conflicts between the interests of the Wells Fargo Advantage Funds and your personal interests. Any conflicts that arise in such Personal Securities Transactions must be resolved in a manner that does not inappropriately benefit you or adversely affect the Wells Fargo Advantage Funds or their shareholders.  You shall always place the financial and business interests of the Wells Fargo Advantage Funds before your own personal financial and business interests.

Examples of inappropriate resolutions of conflicts are:

·         Taking an investment opportunity away from a Wells Fargo Advantage Fund to benefit a portfolio of which you have Beneficial Ownership;

·         Using your position to take advantage of available investments;

·         Front running a Wells Fargo Advantage Fund by trading in securities (or equivalent securities) ahead of a Wells Fargo Advantage Fund;

·         Taking advantage of information or using Wells Fargo Advantage Fund portfolio assets to affect the market in a way that personally benefits you or a portfolio of which you have Beneficial Ownership;

·         Any other behavior determined by the CCO to be or have the appearance of a conflict

3.2     Reporting Person

The Code applies to you if you are a Reporting Person of the Wells Fargo Advantage Funds because you may, at some time, have access to or obtain investment information.

Reporting Persons are:

         All Wells Fargo Advantage Fund officers;

         All Wells Fargo Advantage Fund trustees, either interested or disinterested;

         Each Wells Fargo Advantage Fund employee and any employee of any company in a control relationship to the Wells Fargo Advantage Funds who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of securities by a Wells Fargo Advantage Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

         All natural persons in a control relationship with a Wells Fargo Advantage Fund who obtain information concerning recommendations made to a Wells Fargo Advantage Fund with regard to the purchase or sale of a Security by a Wells Fargo Advantage Fund; or

         Anyone else designated in writing by the Chief Compliance Officer (“CCO”).

Any member of an advisory board to a Wells Fargo Advantage Fund (“Advisory Board Member”) will also be treated as a Reporting Person solely for purposes of this Code.   As a Reporting Person, unless you are exempt from reporting as an Independent Trustee (as described in Section 3.7 below), you are required to report your initial holdings when you become a Reporting Person, annual holdings each year, and quarterly transactions in any securities in which you or any Immediate Family Member has any direct or indirect beneficial ownership.  (You are not required to report transactions for, and securities held in, any account over which neither you nor any member of your immediate family has any direct or indirect influence or control.)

3.3     Reporting Personal Securities Transactions

Generally, all Reporting Persons must report all Personal Securities Accounts, along with the holdings and transactions of Reportable Securities in those accounts.  Personal Securities Accounts include those accounts of Immediate Family Members and accounts in which Reporting Persons are a Beneficial Owner.  There are three types of reports: (1) an initial holdings report that is filed upon becoming a Reporting Person, (2) a quarterly transaction report, and (3) an annual holdings report.

Each broker‑dealer, bank, or fund company where you have a Personal Securities Account must receive a request for the Risk & Compliance Department to receive all account statements and confirmations from such accounts.1  The Code Team will make this request on behalf of the Reporting Person after the accounts are dis

1.      Initial Holdings Report.  Within 10 days of becoming a Reporting Person:

·         All Personal Securities Accounts, including broker name and account number information must be reported to the Code of Ethics team via the Transaction Monitoring System (“TMS”).

·         Statements (electronic or paper) for all Personal Securities Accounts must be provided by Reporting Persons to the Code Team.

·         All holdings of Reportable Securities in Personal Securities Accounts must be input into the Code of Ethics TMS into an Initial Holdings Report.  The information in the report must be current as of a date no more than 45 days prior to the date of becoming a Reporting Person.

         This Initial Holdings Report must be provided to the Risk & Compliance Department by the business day immediately before the weekend or holiday if the 10th day falls on a weekend or holiday.

2.      Quarterly Transactions Reports.  Within 30 days of calendar quarter end:

·         Reporting Persons must supply to the Code team a report, most commonly via the Code of Ethics Transaction Monitoring System, showing all Securities trades made in Reporting Persons’ Personal Securities Accounts during the quarter.  This report and must be submitted even if there were not any Securities trades transacted during the quarter.

·         Reporting Persons will certify as to the correctness and completeness of this report.

         This report and certification must be provided to the Code team by the business day immediately before the weekend or holiday if the 30th day falls on a weekend or holiday.

3.      Annual Holdings Reports.  Within 30 days of each year end:

·         All holdings of Securities in all Personal Securities Accounts, must be reported to the Code Team via the Code of Ethics Transaction Monitoring System. The information in the report must be current as of a date no more than 45 days prior to when you give us the report.

·         Reporting Persons will certify as to the correctness and completeness of this report.

·         This report must be provided to the Code Team by the business day immediately before the weekend or holiday if the 30th day falls on a weekend or holiday.

3.4        New Accounts

Reporting Persons must inform the Code Team via the TMS of any new Personal Securities Accounts established within 10 days of receiving the account number or prior to executing a preclearable transaction, whichever occurs first.

3.5     Reports of the CCO

Any personal Securities holdings and transaction reports required to be filed by a CCO must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports.

3.6     Your Reports are Kept Confidential

FMG will use reasonable efforts to ensure that the information submitted to the Risk & Compliance Department as required by this Code are kept confidential. Information will be reviewed by members of the Risk & Compliance Department and possibly our senior executives or legal counsel.  Data may be provided to Reportable Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

3.7     Exceptions to Reporting

Independent Trustee Reporting Exceptions:  If you are an Independent Trustee2, you are exempt from initial and annual holdings reports described in Section 2.3 above and may be exempt from transaction reports based on limited access to information about portfolio management activities.  In lieu of the initial holdings reports, you must certify upon receiving the Code (or any new copy of a revised Code pursuant to Section 1.3 above)that you acknowledge that you are a Non-Reporting Person subject to the Code and are not required to submit an initial holdings report.

You are not required to submit quarterly transaction reports, unless you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as trustee should have known,3 that, during the 15-day period immediately preceding or following the date of such transaction, the same security was purchased or sold by the Wells Fargo Advantage Funds (or any series thereof), or was being considered for purchase or sale by the Wells Fargo Advantage Funds (or any series thereof) or by an investment adviser or investment sub-adviser thereto.

A copy of the initial certification form is included as Appendix B.  If you are unable to meet the filing exemption, you will be required to report as indicated in section 2.3 above for the designated period(s).

Reporting Persons of Funds Management:  If you are a Reporting Person who is also a Reporting Person under the Funds Management Code of Ethics, you do not need to file duplicate reports specifically under this Code so long as you comply with the reporting requirements under the Funds Management Code of Ethics and the reports that you file under the Funds Management Code of Ethics include all holdings and transactions and other information otherwise required to be reported under this Code.

3.8     Summary of What You Need to Report

The table below serves as a reference to use in determining what transactions Reporting Persons need to report on quarterly transactions reports.  If you have questions about any types of Securities not shown below, please contact the Code Team by email at:   COE@wellsfargo.com.

For my Quarterly Transaction Report, do I need to REPORT transactions in….?
Equity Securities, including Wells Fargo & Co. Stock	Yes
Corporate Debt Securities	Yes
Open End Reportable Mutual Funds	Yes
Municipal Bonds	Yes
Options on Reportable Securities	Yes
Money Market Mutual Funds (affiliated & non-affiliated)	No
Open End, Non-Reportable Mutual Funds	No
Exchange Traded Funds (ETFs) and iShares, both open-end and closed-end, and Unit Investment Trusts	Yes
Short Term Cash Equivalents	No
U.S. Government Bonds (direct obligations)	No
U.S. Treasuries/Agencies (direct obligations)	No
Commodities, Futures or Options on Futures	No
Securities Purchased through Automatic Investment Plans	No
Self directed transactions in Automatic Investment Plans that contain Reportable Securities	Yes
Receipt of unvested grants of Wells Fargo & Co. stock options, unvested restricted shares and other securities awarded in WFC employee compensation plans	No
Banker’s Acceptances, bank certificates of deposit, commercial paper & high quality short-term debt instruments, including repurchase agreements	No
529 Plans	No
Non-Wells Fargo & Co. 401(k) plans that do not or cannot hold Reportable Funds or Securities	No
Managed Accounts	No
Closed End Mutual Funds (non-affiliated)	Yes

4.     Trading requirements, restrictions and Employee Compensation Accounts

All Reporting Persons, save Independent Trustees, must pre‑clear transactions of certain Securities in Personal Security Accounts, (including those of Immediate Family Members and accounts for which you are a Beneficial Owner) as described below as well as comply with the trading restrictions that follow.

4.1          Pre‑Clearance Requirements for Reporting Persons

Do I need to Preclear Transactions in….?	Reporting Person	Valuation Committee Member
Equity Securities[1], other than WFC stock	Yes	Yes
WFC stock purchases via Automatic Transactions in AIPs (Automated Investment Plans)	No	No
Options on WFC stock	No	No
Vested WFC options in employee compensation plans	No	No
Vested WFC restricted shares	No	No
Open End Non-Reportable Mutual Funds	No	No
Exchange Traded Funds (ETFs) and iShares, both open-end and closed-end, and Unit Investment Trusts, and options on ETFs	No	Yes
Receipt of unvested grants of Wells Fargo & Co. stock options, restricted shares and other securities awarded in employee compensation plans	No	No
Corporate Debt Securities	Yes	Yes
Money Market Mutual Funds (affiliated & non-affiliated)	No	No
Municipal Bonds	Yes	Yes
Options on Pre-clearable Securities	Yes	Yes
Self directed transactions in Automatic Investment Plans that contain Pre-clearable Securities[2]	Yes	Yes
Securities Purchased routinely in Automatic Investment Plans	No	No
Non-Wells Fargo & Co. 401(k) plans that cannot hold Reportable Funds or Securities	No	No
Short Term Cash Equivalents	No	No
U.S. Government Bonds (direct obligations)	No	No
U.S. Treasuries/Agencies (direct obligations)	No	No
Banker’s Acceptances, bank certificates of deposit, commercial paper & high quality short-term debt instruments, including repurchase agreements	No	No
529 Plans	No	No
Securities held in Managed Accounts	No	No
Closed End Mutual Funds (non-affiliated)	Yes	Yes
Tender Offers	Yes	Yes

4.2     How to Pre‑Clear Personal Securities Transactions

Reporting Persons must follow the steps below to pre‑clear trades:

1.      Request Authorization.  Authorization for a transaction that requires pre-clearance must be entered using the Code of Ethics Transaction Monitoring System (“TMS”). Email requests to coe@wellsfargo.com will only be accepted for those reporting persons who are on formal leave of absence or on PTO. Reporting Persons may only request pre-clearance for market orders or same day limit orders.  Verbal pre-clearance requests are not permitted.

2.      Have The Request Reviewed and Approved.  After receiving the electronic request, the TMS will notify the Reporting person if the trade has been approved or denied.

3.      Trading in Foreign Markets.  Request for pre-clearance in foreign markets that have already closed for the day may be given approval to trade for the following day because of time considerations. Approval will only be good for that following business day in that local foreign market.

4.       Approval of Transactions

·         The Request May be Refused.  The Code Administrator or Manager may refuse to authorize your Personal Securities Transaction and need not give you an explanation for the refusal.  Reasons for refusing your Personal Securities Transactions may be confidential.

Authorizations Expire.  Any transaction approved by the TMS or the Code Team is effective until the close of business of the same trading day for which the authorization is granted (unless the approval is revoked earlier).  If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing your trade.

Remember!

Don’t place an order with your broker until you receive written approval to make the trade.

·

4.3     Trading Restrictions and Prohibitions

All Reporting Persons must comply with the following trading restrictions and prohibitions:

60‑Day Holding Period for Reportable Fund Shares (open-end and closed-end)

Reporting Persons are required to hold shares purchased of most of the Reportable Funds for 60 days.  This restriction applies without regard to tax lot considerations.  Reporting Persons are required to hold the shares from the date of the most recent purchase for 60 days.  If it is necessary to sell Reportable Fund shares before the 60‑day holding period has passed, Reporting Persons must obtain advance written approval from the CCO or a Code of Ethics Compliance Officer.  The 60‑day holding period does not apply to transactions pursuant to Automatic Investment Plans.    The 60 day Holding Period does not apply to the Adjustable Rate Government Fund, Conservative Income Fund, Ultra Short-Term Income Fund, Ultra Short-Term Municipal Income Fundand the money market funds. This restriction does apply to an Independent Trustee’s trades of Wells Fargo Advantage Fund shares.

·          Reporting Persons’ trades are subject to open order restriction

You cannot purchase or sell securities on any day during which an Account has a pending “buy” or “sell” order in for the same security (or equivalent security) of which the Risk & Compliance Department is aware until that order is withdrawn.

·         Reporting Persons’ trades are subject to a 15‑day blackout restriction

There is a “15-day blackout” on purchases or sales of securities bought or sold by an Account.  This means that you may not buy or sell a security (or equivalent security) during the 7-day periods immediately preceding and immediately following the date  the Account trades in the security (“blackout security”).  During the blackout period, activity will be monitored by the Code Team or the Code Administrator and any Personal Securities Transactions during a blackout window will be evaluated and investigated based on each situation. Penalties may range from no action to potential disgorgement of profits or payment of avoided losses (see Section 6 for Code violations and penalties). During a blackout period, purchases of a blackout security may be subject to mandatory divestment. Similarly, during a blackout period, sales of a blackout security may be subject to mandatory repurchase.

In the case of a purchase and subsequent mandatory divestment at a higher price, any profits derived upon divestment may be subject to disgorgement; disgorged profits will be donated to the Reporting Person’s charity of choice.  In the case of a sale and subsequent mandatory repurchase at a lower price, the Reporting Person  may be required to make up any avoided losses, as measured by the difference between the repurchase price and the price at which the security was sold; such avoided losses will be donated to the Reporting Person’s charity of choice.

For example, if an Account trades in a blackout security on July 7, July 15 (the 8th day following the trade date) would be the 1st day Reporting Persons may engage in a Personal Securities Transaction involving that security, and any purchases and sales in the blackout security made on or after June 30 through July 14 could be subject to divestment or repurchase.  Purchases and sales in the security made on or before June 29 (the 8th day before the trade date) would not be within the blackout period.

·         De minimis exception

There is a De minimis exception to the restrictions described in 4.3.2, and 4.3.3 above (Open Order and Blackout).  Reporting Persons may purchase and sell Large Capitalization Securities of up to $25,000, unless this conflicts with the 60‑day short-term profit restriction described in section 4.4.  The De minimis exception does not apply to options.

·          IPOs

Reporting Persons are prohibited from purchasing shares in an Initial Public Offering.  Reporting Persons must get written approval from the Code Administrator before selling shares that were acquired in an IPO prior to starting work with Wells Fargo. Reporting Persons may, subject to pre-clearance requirements, purchase shares in a Private Placement as long as the position will be less than a 10% interest in the issuer.

·         WFC Derivatives

You may not invest or engage in derivative or hedging transactions involving securities issued by Wells Fargo & Co, including but not limited to options contracts (other than employee stock options), puts, calls, short sales, futures contracts, or other similar transactions regardless of whether you have material inside information.”

·         Wells Fargo Advantage Fund Closed End Funds

You may not participate in a tender offer made by a closed-end Wells Fargo Advantage Fund under the terms of which the number of shares to be purchased is limited to less than all of the outstanding shares of such closed-end Wells Fargo Advantage Fund.

·         No Reporting Person may purchase or sell shares of any closed-end Wells Fargo Advantage Fund within 60 days of the later of

§  (i) the initial closing of the issuance of shares of such fund or

§  (ii) the final closing of the issuance of shares in connection with an overallotment option.

·         Reporting Persons may purchase or sell shares of closed-end Wells Fargo Advantage Funds only during the 10-day period following the release of portfolio holdings information to the public for such fund, which typically occurs on or about the 15th day following the end of each calendar quarter. Certain Reporting Persons, who shall be notified by the Legal Department, are required to make filings with the Securities and Exchange Commission in connection with purchases and sales of shares of closed-end Wells Fargo Advantage Funds.

·         Investment Clubs

Reporting Persons may not participate in the activities of an Investment Club without the prior approval from the Code Administrator.  If applicable, trades for an Investment Club would need to be pre-cleared.

·         Personal Transactions

Reporting Persons are prohibited from executing or processing through a Covered Company’s direct access software (TA2000 or any other similar software):

·         Reporting Persons’ own personal transactions,

·         Transactions for Immediate Family Members, or

·         Transactions for accounts of other persons for which the Reporting Person or his immediate Family Member have been given investment discretion.

This provision does not exclude you from trading directly with a broker/dealer or using a broker/dealer’s software.  The foregoing also does not prohibit you from executing or processing transactions in Wells Fargo & Co. securities granted to you as compensation through an online program designated by Wells Fargo & Co. for such purpose.

·          Intention to Buy or Sell for Accounts

Reporting Persons are prohibited from buying or selling securities when they intend, or know of another’s intention, to purchase or sell that security (or an equivalent security) for an Account.  This prohibition applies whether the Personal Securities Transaction is in the same direction (e.g., two purchases or two sales) or the opposite direction (e.g., a purchase and sale) as the transaction for the Account.

·         Reporting Persons must not attempt to manipulate the market

Reporting Persons must not execute any transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

·         Excessive Trading

Excessive Trading for Personal Securities Accounts is strongly discouraged and Personal Securities Accounts will be monitored for Excessive Trading activity and reported to management.  Additional restrictions may be imposed by the Compliance Department on a Reporting Person if Excessive Trading is noted for a Personal Securities Account.

4.4     Ban on Short-Term Trading Profits

There is a ban on short-term trading profits.  Reporting Persons are not permitted to buy and sell, or sell and buy, the same Pre-clearable Security (or equivalent security) within 60 calendar days and make a profit; this will be considered short-term trading.

·         This prohibition applies without regard to tax lot.

·         Short sales are subject to the 60 day profit ban.

If a Reporting Person makes a profit on an involuntary call of an option, those profits are excluded from this ban; however, buying and selling options within 60 calendar days resulting in profits is prohibited.  Settlement/expiration date on the opening option transaction must be at least 60 days out.

Sales or purchases made at the original purchase or sale price or at a loss are not prohibited during the 60 calendar day profit holding period.

You may be required to disgorge any profits you make from any sale before the 60‑day period expires.  In counting the 60 calendar days, multiple transactions in the same security (or Equivalent Security) will be counted in such a manner as to produce the shortest time period between transactions.

Although certain transactions may be deemed de minimis (i.e., the exceptions noted in Section 4.3), they are still subject to the ban on short-term trading profits and are required to be input into the Code of Ethics Transactions Monitoring System.

The ban on short-term trading profits does not apply to transactions that involve:

·         Securities not requiring pre-clearance (i.e., ETFs)

·         Same-day sales of securities acquired through the exercise of employee stock options or other Wells Fargo & Co. securities granted to you as compensation or through the delivery (constructive or otherwise) of previously owned employer stock to pay the exercise price and tax withholding;

·         Commodities, futures (including currency futures), options on futures and options on currencies; or

·         Automated purchases or sales that were done as part of an Automatic Investment Plan (“AIP”). However, any self-directed purchases or sales outside the pre-set schedule or allocation of the AIP, or other changes to the pre-set schedule or allocation of the AIP, within a 60-day period, are subject to the 60-day ban on short term profit.

4.5     Employee Compensation Related Accounts

1.      401(k) Plans

Initial Holding Report:

·         Reporting Persons who have an established Wells Fargo 401(k) plan with a non-zero balance are required to report their 401(k) balances in Reportable Funds as part of the Initial Holdings Reporting process.  In addition, Reporting Persons are required to furnish to the Code Team, in writing, the investment allocation percentages for Reportable Funds in their Wells Fargo 401(K).

·         401(k) Plans that are external to Wells Fargo are required to be reported if, regardless of the balance,, the plan is capable of holding Reportable Funds or Reportable Securities.

Quarterly Transaction Report:

·         Reporting Persons are required to report self-directed transactions in Reportable Funds in Wells Fargo 401(k) plans that occurred outside of the previously reported investment allocations. This reporting may be made on behalf of the Reporting Person by the 401(k) plan administration area to Risk & Compliance.

·         Reporting Persons are required to report transactions in Reportable Funds or Securities in 401(k) plans held outside of Wells Fargo.

·         Reporting Persons are not required to report bi-weekly payroll contributions, periodic company matches, or profit sharing contributions.

Annual Holdings Report:

·         Reporting Persons are required to update their holdings in Wells Fargo 401(k) plans in their Annual Holdings Report.  This update may be made on behalf of the Reporting Person by the 401(k) plan administration area to Risk & Compliance.

·         If an external 401(k) account holds Reportable Funds or Securities, Reporting Persons are required to update these holdings in their Annual Holdings Report.

Pre-Clearance:

·         Only Management Valuation Committee members are required to pre-clear transactions in Reportable Funds in a 401(k) plan.

2.      Wells Fargo Employee Stock Options & Restricted Shares

Initial Holdings Report:

·         The Wells Fargo Advisors brokerage account associated with Reporting Persons’ Long Term Incentive Compensation Plan (“LTICP”) is a Reportable Security Account and must be reported in the Initial Holding Report.

·         Reporting Persons are not required to report the grant or vesting of WFC employee stock options.

·         Reporting Persons are required to report  vested, delivered restricted shares held in any Reportable Security Account, including the Shareowner Services Account and/or the Wells Fargo Advisors account associated with their LTICP.

Quarterly Transaction Report:

·         All Reporting Person directed transactions in LTICP holdings are reportable on the Quarterly Transaction Report, i.e., exercising of WFC options and disposition of WFC Restricted shares.

·         The exercise of employee stock options is a reportable transaction.

·         Reporting Persons are encouraged to report the vesting and delivery of restricted shares for any Reportable Security Account, including the Wells Fargo Advisors account associated with their LTICP.

·         Reporting Persons are not required to report the grant or vesting of WFC employee stock options.

Annual Holdings Report:

·         Reporting Persons are required to report vested holdings of restricted shares in Reportable Security Accounts, such as the Shareowner Services account and/or the Wells Fargo Advisors brokerage account associated with a LTICP.

·         Reporting Persons are not required to report holdings of employee stock options in LTICP.

Pre-Clearance:

·         Preclearance is not required prior to the sale of LTICP restricted shares.

·         The exercise of stock options from LTICP is not pre-clearable in the Code of Ethics Transaction Monitoring System.  However, Reporting Persons are requested to inform the Code Team via an email to coe@wellsfargo.com of the transaction details, as exercising of the options will flag in the Code of Ethics Transaction Monitoring System.

3.      Wells Fargo Employee Stock Purchase Plan (ESPP)

Initial Holdings Report:

·         This is a Reportable Security Account and must be included in a Reporting Person’s Initial Holding Report.

Quarterly Transaction Report:

·         Sells of shares from Reporting Persons’ ESPP are reportable on the Quarterly Transaction Report.

Annual Holdings Report:

·         Reporting Persons are required to update holdings of ESPP accounts in the Annual Holdings Report.

Pre-Clearance:

·         Transactions in the ESPP do not require pre-clearance.

4.      Wells Fargo Health Services Account

Initial Holdings Report:

·         Wells Fargo HSAs are reportable when the balance reaches threshold that allows the Reporting Person to invest in Reportable Funds.

Quarterly Transaction Report:

·         Sells of shares of Reportable Funds are reportable on the Quarterly Transaction Report.

Annual Holdings Report:

·         Reporting Persons are required to update holdings of balances invested in Reportable Funds on the Annual Holdings Report.

Pre-Clearance:

·         Transactions in HSA accounts do not require pre-clearance.

5.      Wells Fargo Deferred Compensation Plans

·         Wells Fargo Deferred Compensation Plans are not Reportable Accounts.

4.6     Your Reports are Kept Confidential

We will use reasonable efforts to ensure that the reports you submit to us under this Code are kept confidential.  The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel.  Reports may be provided to Wells Fargo Advantage Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

5.     Code Violations

5.1     Investigating Code Violations

The CCO is responsible for enforcing the Code.  The CCO or his or her designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the CCO.  This includes not only instances of violations against the letter of the Code, but also any instances that may give the appearance of impropriety. The CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee.  Any confirmed violation of the Code will be reported to the Wells Fargo Advantage Funds’ Boards of Trustees.

5.2     Penalties

If you violate the provisions of the Code, the Wells Fargo Advantage Funds have the right to impose on you one or more of the following penalties as they may deem appropriate:

·         Censure you;

         Suspend your authority to act on behalf of the Wells Fargo Advantage Funds; and/or

         Recommend specific sanctions, such as disgorgement of profits, imposition of fines, and/or termination of your employment.

5.3     Your Obligation to Report Violations

You must report any violations or suspected violations of the Code to the CCO or to a member of the Compliance Department.  Your reports will be treated confidentially and will be investigated promptly and appropriately.  Violations include:

·         Non-compliance with applicable laws, rules, and regulations;

·         Fraud or illegal acts involving any aspect of our business;

·         Material misstatements in reports;

·         Any activity that is specifically prohibited by the Code; and

·         Deviations from required controls and procedures that safeguard clients and us.

5.4     Exceptions to the Code

The CCO is responsible for enforcing the Code.  The CCO (or his or her designee for any exceptions sought by the CCO) may grant certain exceptions to the Code in compliance with applicable law, provided any requests and any approvals granted must be submitted and obtained, respectively, in advance and in writing.  The CCO or designee may refuse to authorize any request for exception under the Code and is not required to furnish any explanation for the refusal.

6.;    Annual Written Reports to the Boards of Trustees

Issues and Violations under the Code.  At least annually, the CCO provides written reports to the Wells Fargo Advantage Funds’ Boards of Trustees.  The reports must describe any issues or material violations that arose during the previous year under the Code and any resulting sanctions.  Any exceptions granted under the Code must also be described.  The CCO may report to the Wells Fargo Advantage Funds’ Boards more frequently as the CCO deems necessary or appropriate, and shall do so as requested by the Boards.

Our Certification to the Boards.  Each report must be accompanied by a certification to the Boards that Wells Fargo Advantage Funds has adopted procedures reasonably necessary to prevent Reporting Persons from violating the Code.

Annual Review.  The CCO reviews the Code at least once a year to assess the adequacy of the Code and how effectively it works.  As part of the annual report to the Wells Fargo Advantage Funds’ Boards, the CCO identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

The Funds’ Boards must approve all material amendments within six months following adoption.

7.     Record Retention

We will keep the following records in an easily accessible place at our principal place of business, and will make the records available to the SEC or any representative from the SEC at any time and from time to time for reasonable periodic, special or other examination:

1.      Code of Ethics ..  A copy of this Code and all previous versions of the Code that have been in effect for the last 5 years.

2.      Violations .  A record of all Code violations and actions taken as a result of those violations for at least five years after the end of the fiscal year in which the violation occurs.

3.      Required Reports.  All reports required by the Code including records of the procedures followed in connection with the pre‑clearance requests of investment personnel and any information provided in lieu of the reports required under Section 2.2 above.  All information relied on by the CCO or designee in authorizing any securities transactions, along with any reasons supporting such decision.  All reports used in post-trade monitoring and review will also be maintained.  Each required report will be maintained for at least five years after the end of the fiscal year in which the report is made or the information provided.

4.      Reporting Persons List.  A list of all persons who are, or have been, required to make reports pursuant to the Code, or who were responsible for reviewing these reports, within the past five years.

5.      Board Reports.  Copies of any reports given to the Wells Fargo Advantage Funds’ Boards for at least five years after the end of the fiscal year in which it was made.

Appendix A
Definitions

General Note:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other Federal Securities Laws.  If a definition hereunder conflicts with the definition in the 1940 Act or other Federal Securities Laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other Federal Securities Laws, as applicable.

Automatic Investment Plan      A program that allows a person to purchase or sell securities, automatically and on a regular basis in accordance with a pre-determined schedule and allocation, without any further action by the person.  An Automatic Investment Plan includes a SIP (systematic investment plan), SWP (systematic withdrawal plan), SPP (stock purchase plan), DRIP (dividend reinvestment plan), or employer-sponsored plan.

Beneficial Owner style= 'font-size:11.0pt'>                     You are the “beneficial owner” of any securities in which you have a direct or indirect Financial or Pecuniary Interest, whether or not you have the power to buy and sell, or to vote, the securities.

In addition, you are the “beneficial owner” of securities in which an Immediate Family Member has a direct or indirect Financial or Pecuniary Interest, whether or not you or the Immediate Family Member has the power to buy and sell, or to vote, the securities.  For example, you have Beneficial Ownership of securities in trusts of which Immediate Family Members are beneficiaries.

You are also the “beneficial owner” of securities in any account, including but not limited to those of relatives, friends and entities in which you have a non-controlling interest, over which you exercise investment discretion.  Such accounts do not include accounts you manage on behalf of Wells Fargo Funds Management, LLC or any other affiliate of Wells Fargo & Company, or on behalf of Grantham, Mayo, Van Otterloo & Co., LLC.

Control                                     The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company.  Owning 25% or more of a company’s outstanding voting securities is presumed to give you control over the company. (See Section 2(a)(9) of the 1940 Act for a complete definition.)

Federal Securities Laws           The Securities Act of 1933 (15 U.S.C. 77a‑aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a—mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107‑204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm‑Leach-Biley Act (Pub. L. No. 100‑102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Financial or Pecuniary

Interest                                    The opportunity for you or your Immediate Family Member, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Financial or Pecuniary Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you, which may include corporations, partnerships, limited liability companies, trusts and other types of legal entities. You or your Immediate Family Member may have a Financial or Pecuniary Interest in:

·          Your accounts or the accounts of Immediate Family Members;

·          A partnership or limited liability company, if you or an Immediate Family Member is a general partner or a managing member;

·          A corporation or similar business entity, if you or an Immediate Family Member has or shares investment control; or

·          A trust, if you or an Immediate Family Member is a beneficiary.

High quality short-term

debt instrument                        Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody’s Investors Service.

Immediate Family Member      Any of the following persons, including any such relations through adoption, who reside in the same household with you:

· spouse	· grandparent	· mother-in-law
· domestic partner	· grandchild	· father-in-law
· parent	· brother	· daughter-in-law
· stepparent	· sister	· son-in-law
· child		· sister-in-law
· stepchild		· brother-in-law

Immediate Family Member also includes any other relationship that the CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety.

Independent Trustee                 A trustee of a Wells Fargo Advantage Fund who is not an “interested person” of the Wells Fargo Advantage Fund within the meaning of Section 2(a)(19) of the 1940 Act.  An Advisory Board Member who is not an “interested person” of the Wells Fargo Advantage Funds within the meaning of section 2(a)(19) of the 1940 Act will be treated as an Independent Trustee solely for purposes of this Code.

Investment Persons style='font-size: 11.0pt'>                  Any of the following individuals:

·          any employee of Wells Fargo Advantage Funds (or of any company in a control relationship to the Fund) who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Wells Fargo Advantage Fund;

·          any natural person who controls a Wells Fargo Advantage Fund and who obtains information concerning recommendations made to a Wells Fargo Advantage Fund regarding the purchase or sale of securities by the Wells Fargo Advantage Fund; and

·         any Reporting Person otherwise designated by the Code of Ethics Compliance Officer in writing that such person is an Investment Person.

Interested Trustee                     A trustee of a Wells Fargo Advantage Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

IPO                                          An initial public offering, or the first sale of a company’s securities to public investors.  Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Non-Public Information           Any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Personal Securities Account    Any holding of Securities of which you have Beneficial Ownership, other than a holding of Securities previously approved by the Code of Ethics Compliance Officer over which you have no direct influence or Control.  A Personal Securities Account is not limited to securities accounts maintained at brokerage firms, but also includes holdings of Securities owned directly by you or an Immediate Family Member or held through a retirement plan of Wachovia, Wells Fargo & Co.  or any other employer.

Personal Securities

Transaction                             A purchase or sale of a Security, of which you have or acquire Beneficial Ownership.

Private Placement                     An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) thereof or Rule 504, 505 or 506 thereunder.

Purchase or Sale of a Security            Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Security/Securities                    As defined under Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it does not include direct obligations of the U.S. Government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market mutual funds; or shares issued by open-end registered investment companies other than the Wells Fargo Advantage Funds.

Appendix B
Acknowledgement And Certification

I certify that I have received, read, and understand that I am subject to the Code of Ethics Policy on Personal Securities Transactions dated _________, 2013 for Wells Fargo Advantage Funds.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

  Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code
  Employ any device, scheme or artifice to defraud any Wells Fargo Advantage Fund
  Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Wells Fargo Advantage Fund
  Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading
  Engage in any manipulative practice with respect to any Wells Fargo Advantage Fund
  Disclose any proprietary or non-public information in an inappropriate manner

In conjunction with this Code, please select ONE of the below:

¨             I acknowledge that, as an Independent Trustee, I am a  Non-Reporting Person subject to the Code of Ethics Policy on Personal Securities Transactions for Wells Fargo Advantage Funds.  As such, I further acknowledge that I am not required to submit an initial holdings report.

¨             I acknowledge that, as an Interested Trustee, officer or employee of Wells Fargo Advantage Funds, I am a Reporting Person subject to the Code of Ethics Policy on Personal Securities Transactions for Wells Fargo Advantage Funds.  As such, I further acknowledge that I am required to submit an initial holdings report.

¨

I understand that unless I am exempt I violate this Code if I fail to submit a record of my Personal Securities Transactions within thirty calendar days after the end of each quarter.

______________________________                        _________________________

>Signature                                                          Date

______________________________

Name (Print)

please submit form to the Compliance Department (FAX 704-383-2259)

Appendix C
Quarterly Personal Securities Transactions Report

Name of Reporting Person:
Calendar Quarter Ended:	Signature
Date Report Due:	Date Report Submitted

NOTE:  You do not need to supply duplicate information from the account statements we already receive.*

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Personal Securities Transactions

¨     Ihad nosecurities transactions to report for the last quarter; OR

¨    All of my securities transactions are provided on duplicate account statements; OR

Please complete the table below if you had securities transactions during the last quarter that are not provided on duplicate statements.

Date of Transaction	Name of Issuer and/or Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Name on Account, Type of Account and Account Number	Type of Transaction (purchase or sale)	Price	Name of Broker‑Dealer or Bank Effecting Transaction	Ticker or Cusip

* Keep in mind, we do not receive account statements for your 401(k) plans so if you made any trades outside of your pre-set allocations, those must be reported here.

Your Securities Accounts

¨    I do not hold any securities accounts; OR

¨    I did not open any securities accounts during the quarter; OR

Please complete the table below if you opened a securities account during the last quarter.**

Name of Broker‑Dealer or Bank, Wells Fargo Advantage Fund or Affiliated Mutual Fund	Date Account was Established	Name(s) on and Type of Account	Account Number

**Please provide a copy of the most recent account statement for each account listed in the table above.

please submit form to the Compliance Department   (FAX 704-383-2259)

Appendix D
Initial Holdings Report

Name of Reporting Person:
Date Person Became Subject to the Code’s Reporting Requirements:	Signature
Information in Report Dated as of: (Note: Information should be dated no more than 45 days before you became a Reporting Person.)
Date Report Due:	Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Securities Holdings

¨    I have no securities holdings to report; OR

¨    All of my securities holdings are provided on duplicate account statements; OR

Please complete the table below to report your holdings.

Name of Issuer and Title of Security, including Type	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Exchange Ticker Symbol or CUSIP Number	Name of Broker‑Dealer or Bank, Fund

Your Securities Accounts

¨    I do not hold any securities accounts; OR

Please complete the table below if you have securities accounts to report.*

Name of Broker‑Dealer or Bank, Fund	Name(s) on and Type of Account	Account Number

*Please provide a copy of the most recent account statement for each account listed in the table above.

please submit form to the Compliance Department  (FAX 704-383-2259)

Appendix E
Annual Holdings Report

Name of Reporting Person:
Information in Report Dated as of: (Note: Information should be dated no more than 45 days before report is submitted.)		Signature
Date Report Due:
Calendar Year Ended:	December 31, _____	Date Report Submitted

I certify that this report is complete and accurate and that I have included all accounts required to be reported under the Code of Ethics.

Your Securities Holdings

¨    I have no securities holdings to report; OR

¨    All of my securities holdings are provided on duplicate account statements; OR

Please complete the table below to report your holdings.

Name of Issuer and Title of Security, including Type	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Exchange Ticker Symbol or CUSIP Number	Name of Broker‑Dealer or Bank, Fund

* Keep in mind, we do not receive account statements for your 401(k) plans so if you hold any Wells Fargo Advantage Funds in your plans, those must be reported here.

Your Securities Accounts

¨    I do not hold any securities accounts; OR

Please complete the table below if you have any securities accounts to report.*

Name of Broker‑Dealer or Bank, Wells Fargo Advantage Fund or Affiliated Mutual Fund	Date Account was Established	Name(s) on and Type of Account	Account number

*Please provide a copy of the most recent account statement for each account listed in the table above.

please submit form to the Compliance Department (FAX 704-383-2259)

1. All accounts that have the ability to hold Reportable Securities must be included even if the account does not have holdings of those securities at the report date.

2. [1] Defined as a trustee of the Wells Fargo Advantage Funds who is not an “interested person” of the Wells Fargo Advantage Funds within the meaning of section 2(a)(19) of the 1940 Act.  An Advisory Board Member who is not an “interested person” of the Wells Fargo Advantage Funds within the meaning of section 2(a)(19) of the 1940 Act will be treated as an Independent Trustee solely for purposes of this Code.

3. The “should have known” standard does not:

·         imply a duty of inquiry;

·         presume I should have deduced or extrapolated from the discussions or memoranda dealing with the Wells Fargo Advantage Fund’s investment strategies; or

·         impute knowledge from my awareness of a Wells Fargo Advantage Fund’s holdings, market considerations, or investment policies, objectives and restrictions.

[1] It is not necessary to pre-clear transactions in WFC stock. See restrictions on WFC related issues in Section 4.2.3.

[2] See additional information  regarding AIPs in Section 4.4.